UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 28, 2004

Commission file Number 000-29317

YOUR DOMAIN. COM

(Exact Name of Registrant as Specified in its Charter)

NEVADA	88-0448192
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

770 E. Warm Springs Rd., Suite 250
Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 866-5839

(Registrant's Executive Office Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Upon completion of the merger described in Item 5 below, there will be a change in control of Your Domain as a result of:

  the issuance of 69,993,630 shares of restricted common stock to the shareholders of Internet Acquisition Group, Inc., a California corporation;

  the cancellation of 7,600,000 shares of common stock held by the current stockholder of Your Domain; and

  the appointment of new directors as a result of the merger and the resignation of Anthony N. DeMint as a director and the sole officer Your Domain.

ITEM 5. OTHER EVENTS

On April 28, 2004 Your Domain entered into an Agreement and Plan of Merger (the "Merger") with Internet Acquisition Group, Inc. ("IAG") wherein, if certain conditions are met, (i) the outstanding shares of Internet Acquisition Group, Inc. common stock will be converted into 69,993,630 shares of Your Domain, causing a change in control of Your Domain, (ii) Your Domain will increase its authorized shares of common stock to 500,000,000 shares, (iii) Your Domain's sole stockholder shall cancel approximately 7,600,000 shares currently held by him, (iv) Your Domain's sole director and officer shall appoint the directors of Internet Acquisition Group, Inc. to the board of Your Domain and shall subsequently resign, and (v) Your Domain will change its name to "Internet Acquisition Group". The Merger is conditional upon the approval of the shareholders of IAG and other normal conditions of a transaction of this type. Additionally, the Merger is conditional upon obtaining a Permit authorizing the sale and issuance of securities pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended. The securities, when issued, are anticipated to be exempted from Section 5 registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), under an exemption provided by Section 3(a)(10) of the Securities Act.

IAG was formed in January 2004, as a California corporation. It was formed to engage in the business of marketing, selling and distributing products through a number of company and non-company owned websites. As a result of its recent formation, it has not generated any revenues. However, IAG anticipates generating revenues from its website, which will primarily consist of commissions paid to it as an affiliate from other online websites to whom it generates traffic in addition to suppliers that complete sales from consumers that are forwarded to their website by an IAG link. These websites were recently acquired by IAG pursuant to an Asset Acquisition Agreement entered into in February 2004.

IAG's websites have been initially designed to operate on the basis of an advertising media. Through its planned advertising, either on the internet through banner ads, magazines, word of mouth, or radio and television, IAG has an expectation of attracting traffic to its websites for individuals and corporate entities interested in either ordering products, or merely surfing to other sites which charge a fee, which in turn earns IAG a "click-through" commission.

As of April 30, 2004, IAG had 52 shareholders holding 69,993,630 shares of common stock. Several of the shareholders of IAG are California residents. Under the terms of the Merger, Your Domain will be issuing 69,993,630 shares of common stock, in a 1:1 exchange ratio (one share of Your Domain for each share of IAG), in exchange for 100% of the IAG issued and outstanding common stock. As of April 30, 2004, Your Domain had one shareholder holding 7,626,370 of which 7,600,000 will be cancelled on the effective date of the Merger, leaving 26,370 shares of Your Domain outstanding. Post Merger closing there will be 70,020,000 issued and outstanding (69,993,630 + 26,370). After the Merger the existing shareholders of IAG will own 99.99% of Your Domain.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Upon the effective date of the merger, Your Domain's sole officer and director will resign and will be replaced by the current officer and directors of IAG.

ITEM 7. FINANCIAL STATEMENTS

EXHIBITS

Ex-2 Agreement and Plan of Merger dated April 28, 2004 (attached)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                        YOUR DOMAIN.COM

                                                                                                                                        By:/s/ Anthony N. DeMint

                                                                                                                                                Anthony N. DeMint, President

Date: May 13, 2004